Exhibit 10.10

Written Description of the Oral Agreement for Product Development Services

ModuLink InnoTech Limited (hereinafter referred to as the "Company")

Leidenford Ltd. (hereinafter referred to as the "Service Provider")

Recitals:

WHEREAS the Company is engaged in the business of developing green AI technology products;

WHEREAS the Service Provider specializes in the development of green AI technology products;

WHEREAS the Company desires to engage the Service Provider to provide product development services, and the Service Provider agrees to provide such services under the terms and conditions set forth herein.

Terms and Conditions:

1.	Services: The Service Provider agrees to appoint product development specialists to the Company on an ongoing basis, utilizing its AI capabilities and technical expertise. The scope, duration, and continuation of services will be determined periodically in accordance with the requirements and timelines of individual projects.

2.	Compensation: The Company agrees to compensate the Service Provider with a monthly fee. The monthly fee is determined on a periodic basis according to the specification of individual projects

3.	Term: This Agreement does not specify a fixed term. The continuation of services will be determined periodically based on the requirements and timelines of individual projects.

4.	Confidentiality: Both parties agree to maintain the confidentiality of all proprietary and confidential information. This includes, but is not limited to, trade secrets, business plans, technical data, and any other information that is not publicly available. The obligation of confidentiality shall survive the termination of this Agreement.

5.	Intellectual Property: Any intellectual property developed during this Agreement shall be the sole property of the Company. The Service Provider agrees to assign all rights, title, and interest in any inventions, designs, or other intellectual property created during the provision of services to the Company.

6.	Governing Law: This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

The parties hereto have acknowledged and signed this Written Description of the Oral Agreement as of September 1, 2025.

ModuLink InnoTech Limited

By: /s/ Au-Yeung Sai Kit
Name: Au-Yeung Sai Kit
Title: Director

Leidenford Ltd.

By: /s/ Fu Wah
Name: Fu Wah
Title: Chief Executive Officer and Director

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